UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________________________
FORM 8-K
__________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 12, 2026
__________________________________________________________________________
MSC Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-6000
Not Applicable
___________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MSIF	New York Stock Exchange NYSE Texas
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.
On March 12, 2026, MSC Income Fund, Inc. (“MSC Income”) and certain qualified institutional investors entered into a Master Note Purchase Agreement (the “Note Purchase Agreement”), which governs the issuance of $150,000,000 in aggregate principal amount of 6.34% Series A Senior Notes due 2029 (the “Series A Notes”). The Series A Notes bear a fixed interest rate of 6.34% per year and mature on May 31, 2029, unless redeemed, purchased or prepaid prior to such date by MSC Income in accordance with their terms.
Interest on the Series A Notes will be due semiannually on November 30 and May 31 each year, beginning on
November 30, 2026. The Series A Notes may be redeemed in whole or in part at any time or from time to time at MSC
Income’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition,
MSC Income is obligated to offer to prepay the Series A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series A Notes are general unsecured obligations of
MSC Income that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by MSC
Income.
MSC Income intends to use the net proceeds from the offering of Series A Notes to repay a portion of the debt outstanding under its floating rate multi-year revolving credit facility (the “Corporate Facility”) and then, through re-
borrowing under the Corporate Facility, to fund investments in accordance with its investment objective and strategies, to pay operating expenses and other cash obligations, and for general corporate purposes.
The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of MSC Income’s status as a business development company within the meaning of the Investment Company
Act of 1940, as amended (the “1940 Act”), a minimum asset coverage ratio and a minimum consolidated net worth. In addition, upon the occurrence of a Below Investment Grade Event, a Secured Debt Ratio Event and/or an Unsecured Debt
Coverage Ratio Event (each as defined in the Note Purchase Agreement), the Series A Notes will bear interest at an increased rate from the date of the occurrence of the Below Investment Grade Event and/or Senior Debt Ratio Event to and
until the date on which the Below Investment Grade Event and/or Senior Debt Ratio Event is no longer continuing.
The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-
default under other indebtedness of MSC Income or subsidiary guarantors subject to a cure pass-through, certain judgments and orders and certain events of bankruptcy.
The Series A Notes were offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the
“Securities Act”). The Series A Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.
The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the Note Purchase Agreement, which is incorporated by reference and filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 is incorporated by reference herein.
Item 8.01. Other Events.
On March 13, 2026, MSC Income issued a press release. A copy of such press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference.
Item 9.01.Financial Statements and Exhibits.
(d) Exhibits

10.1*	Master Note Purchase Agreement, dated as of March 12, 2026, by and among MSC Income and the Purchasers party thereto
99.1	Press release dated March 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain schedules to Exhibit 10.1 have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the U.S. Securities and Exchange
Commission upon its request.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc.

Date: March 13, 2026	By:	/s/ Cory E. Gilbert
Name: Cory E. Gilbert
Title: Chief Financial Officer